UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 14, 2020

Trxade Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-39199	46-3673928
(Commission File Number)	(I.R.S. Employer Identification No.)

3840 Land O’ Lakes Blvd

Land O’ Lakes, Florida 34639

(Address of principal executive offices zip code)

800-261-0281

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	MEDS	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sales of Equity Securities.

As described in greater below in Item 5.02, which information is incorporated into this Item 3.02 by reference, effective on April 14, 2020, the Board of Directors (the “Board”) and Compensation Committee of the Board of Trxade Group, Inc. (the “Company”) (i) granted options to purchase an aggregate of 31,750 shares of common stock of the Company to certain of the Company’s employees, each of which each had a term of 5 years from the grant date and an exercise price of $6.12 per share; (ii) awarded Suren Ajjarapu, the Company’s Chief Executive Officer and Prashant Patel, the Company’s President, bonuses for calendar 2019, in the amounts of 74,484 shares of common stock, and 50,000 shares of common stock each, which vested immediately and will be issuable shortly after the filing of this Form 8-K; (iii) issued Mr. Ajjarapu an aggregate of 49,020 shares of restricted stock which vest upon the Company meeting certain performance metrics described below pursuant to the terms of an employment agreement entered into with Mr. Ajjarapu; and (iv) issued the Company’s legal counsel 5,000 shares of restricted stock, issued the Company’s Chief Financial Officer 12,500 shares of restricted stock and issued each of the independent members of the Board 8,987 shares of restricted common stock each, which each vest at the rate of 1/4th of such grants each on July 1 and October 1, 2020 and January 1 and April 1, 2021, subject to such persons continuing to provide services to the Company on such dates. The awards were made under and pursuant to the Company’s 2019 Equity Compensation Plan (the “Plan”). If exercised in full, an aggregate of 31,750 shares of common stock would be issuable upon exercise of the options.

To the extent such issuances/grants described above are deemed “sold or offered” (and not issued under a no-sale theory), we claim an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), for such issuances/grants, since the foregoing issuances/grants did not involve a public offering, the recipients were (a) “accredited investors”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and grants and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2019 Chief Executive Officer and President Bonuses

On April 14, 2020, the Board and the Compensation Committee of the Board approved the award to Suren Ajjarapu, the Company’s Chief Executive Officer and Prashant Patel, the Company’s President, of bonuses for calendar 2019, in order to reward such officers for the accomplishments of the Company in 2019. Specifically, the Committee and the Board awarded Mr. Ajjarapu a bonus equal to 1% of the Company’s outstanding shares, equal to 74,484 shares of common stock, and Mr. Patel a bonus equal to 50,000 shares of common stock. The awards were made under and pursuant to the Plan. The shares vested to Mr. Ajjarapu and Mr. Patel immediately, and will be issued to Mr. Ajjarapu and Mr. Patel shortly after the filing of this report on Form 8-K.

2020 Equity Compensation Awards

Also on April 14, 2020, the Compensation Committee approved the grant of options to purchase an aggregate of 31,750 shares of our common stock to certain employees of the Company, in consideration for services to be rendered by such individuals through 2024. The options vest at the rate of 1/4th of such options per year, on the first, second, third and fourth anniversaries of the grant date, subject to such option holders continuing to provide services to the Company on such dates, subject to the terms of the Plan and the option agreements entered into to evidence such grants. The options were granted pursuant, and are subject to the Plan, and have a term of five years from the grant date. The options have an exercise price of $6.12 per share, the closing sales price of the Company’s common stock on the Nasdaq Capital Market on the date of the grant of such options.

On the same date the Board of Directors approved the grant of (a) 5,000 shares of restricted common stock to the Company’s legal counsel; and (b) 12,500 shares of restricted common stock to Howard A. Doss, the Company’s Chief Financial Officer, which shares are subject to forfeiture and vest at the rate of 1/4th of such shares on July 1 and October 1, 2020 and January 1 and April 1, 2021, subject to such persons continuing to provide services to the Company on such dates, subject to the terms of the Plan and the Restricted Stock Grant Agreements entered into to evidence such awards.

Independent Director Compensation Plan

On April 14, 2020, the Board of Directors approved an independent director compensation policy (the “Policy”). Pursuant to the policy, the independent members of the Board of Directors of the Company are to receive a $35,000 annual retainer for services on the Board of Directors, and the chairpersons of the various committees of the Board of Directors receive additional annual compensation equal to between $10,000 (the chairperson of the Compensation Committee and Nominating and Corporate Governance Committee) and $20,000 (the chairperson of the Audit Committee), payable quarterly in arrears.

Additionally, each independent member of the Board of Directors is to receive an annual grant of restricted common stock of the Company equal to $55,000 in value, on April 1st of each year, and valued on such same date, based on the closing sales price on such date (or the first business day thereafter), which restricted stock awards will vest at the rate of 1/4th of such awards over the following four calendar quarters, subject to such directors continued service to the Company.

In connection with and pursuant to the compensation plan, the three independent members of the Board of Directors (Mr. Donald G. Fell, Dr. Pamela Tenaerts, and Mr. Mike L. Peterson), were awarded 8,987 shares of restricted stock, which vest at the rate of 1/4th of such shares on July 1 and October 1, 2020 and January 1 and April 1, 2021, subject to such persons continuing to provide services to the Company on such dates, subject to the terms of the Plan and the Restricted Stock Grant Agreements entered into to evidence such awards.

Employment Agreement with Suren Ajjarapu, Chief Executive Officer

Effective on April 14, 2020, we entered into a new employment agreement with Mr. Suren Ajjarapu, our Chief Executive Officer, which replaced and superseded his prior employment agreement with the Company.

The agreement, which provides for Mr. Ajjarapu to serve as our Chief Executive Officer, has a term extending through December 31, 2025, provided that the agreement automatically extends for additional one year terms thereafter in the event neither party provides the other at least 60 days prior notice of their intention not to renew the terms of the agreement. The agreement also requires the Board, subject to certain exceptions, to nominate Mr. Ajjarapu to serve on the Board at each stockholders’ meeting which occurs during the term of the agreement and to serve as the Chairman of the Board.

Pursuant to the terms of the agreement, Mr. Ajjarapu’s annual compensation package includes (1) a base salary of $300,000 per year, subject to annual increases as determined in the sole discretion of the Compensation Committee, and as discussed below (the “Base Salary”), and (2) a performance bonus equal to up to 100% of his Base Salary each year, based on the Company meeting certain performance metrics as determined from time to time by the Compensation Committee and Mr. Ajjarapu (“Performance Metrics”). Additionally, in the event that Mr. Ajjarapu meets at least 70% of the requirements for any annual performance bonus, as determined in the reasonable discretion of the Compensation Committee of the Board, Mr. Ajjarapu’s Base Salary is increased by 20%. Mr. Ajjarapu is eligible for the Base Salary increase on an annual basis, with such increases being cumulative. Such increases in Base Salary do not require an amendment to the agreement. For 2020 those performance metrics include ((1) hitting a revenue goal of $12.5 million (50% of restricted shares described below vest); (2) reaching 50,000 Bonum Health patients (30% of restricted shares described below vest); (3) placing e-hubs in 100 stores (10% of restricted shares described below vest); and (4) obtaining net operating income of 10% of total sales (20% of restricted shares described below vest). The determination of whether the Performance Metrics have been met are determined in the reasonable discretion of the Compensation Committee, no later than 90 days after (a) December 31, 2020, in connection with the 2020 Performance Metrics; and (b) the end of such calendar year for subsequent years. For the year ended December 31, 2020, Mr. Ajjarapu was awarded 49,020 shares of restricted common stock (the “2020 Restricted Stock”), which vest in the percentages set forth in the 2020 Performance Metrics (described above), if at all, which shares are subject to forfeiture based on the determination of the Compensation Committee no later than 90 day after December 31, 2020, and are subject to the terms and conditions of the restricted stock award agreement entered into between Mr. Ajjarapu and the Company to evidence such awards and the Plan. Mr. Ajjarapu may also receive additional bonuses awarded from time to time in the discretion of the Board and/or Compensation Committee. Mr. Ajjarapu is also paid an automobile allowance of $1,000 per month during the term of the agreement and is eligible to participate in our stock option plan and other benefit plans.

The agreement requires Mr. Ajjarapu to devote at least 75% of his business time and efforts to Company business. The agreement also prohibits Mr. Ajjarapu from competing against us during the term of the agreement and for a period of twelve months after the termination of the agreement in any state and any other geographic area in which we or our subsidiaries provide Restricted Services or Restricted Products, directly or indirectly, during the twelve months preceding the date of the termination of the agreement. “Restricted Services” means the manufacture, distribution, wholesale and sale of Restricted Products, healthcare services and any other services that we or our subsidiaries have provided or are researching, developing, performing and/or providing at any time during the two years immediately preceding the date of termination, or which Mr. Ajjarapu has obtained any trade secret or other confidential information about at any time during the two years immediately preceding the date of termination of the agreement. “Restricted Products” means pharmaceutical drugs and other healthcare products and any other product, that we or our subsidiaries have provided or are researching, developing, manufacturing, distributing, purchasing, selling and/or providing at any time during the two years immediately preceding the date the agreement is terminated, or which Mr. Ajjarapu obtained any trade secret or other confidential information in connection with at any time during the two years immediately preceding the date of termination of the agreement.

We may terminate Mr. Ajjarapu’s employment (a) for “cause” (which is defined to include, a material breach of the agreement by Mr. Ajjarapu, any act of misappropriation of funds or embezzlement by Mr. Ajjarapu, Mr. Ajjarapu committing any act of fraud, or Mr. Ajjarapu being indicted of, or pleading guilty or nolo contendere with respect to, theft, fraud, a crime involving moral turpitude, or a felony under federal or applicable state law); (b) in the event Mr. Ajjarapu suffers a physical or mental disability which renders him unable to perform his duties and obligations for either 90 consecutive days or 180 days in any 12-month period; (c) for any reason without “cause”; or (d) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above. The agreement also automatically terminates upon the death of Mr. Ajjarapu.

Mr. Ajjarapu may terminate his employment (a) for “good reason” (i.e., (i) if his position or duties are modified to such an extent that his duties are no longer consistent with the position of CEO of the Company, (ii) there has been a material breach by us of a material term of the agreement or Mr. Ajjarapu reasonably believes that we are violating any law which would have a material adverse effect on our operations and such violation continues uncured thirty days after such breach and after notice thereof has been provided to us by Mr. Ajjarapu, (iii) Mr. Ajjarapu’s compensation is reduced without his consent, or we fail to pay to Mr. Ajjarapu any compensation due to him upon five days written notice from Mr. Ajjarapu informing us of such failure, or (iv) if Mr. Ajjarapu is also then serving as a member of the Board and is not re-nominated by the Board to serve as a member of the Board at any annual meeting of stockholders of the Company; provided, however, prior to any such termination by Mr. Ajjarapu for “good reason”, Mr. Ajjarapu must first advise us in writing (within 15 days of the occurrence of such event) and provide us 15 days to cure (5 days in connection with the reduction of Mr. Ajjarapu’s salary or the failure to pay amounts owed to him)); (b) for any reason without “good reason”; and (c) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above.

In the event that Mr. Ajjarapu’s employment is terminated for any reason (not including, however, a termination by us for “cause” or a termination as a result of Mr. Ajjarapu’s death or disability) during the twelve month period following a Change of Control (a “Change of Control Termination”) or in anticipation of a Change of Control, we are required to pay Mr. Ajjarapu, within 60 days following the later of (i) the date of such Change of Control Termination; and (ii) the date of such Change of Control, a cash severance payment in a lump sum in an amount equal to 3.0 times the sum of his current base salary and the amount of the last bonus payable to Mr. Ajjarapu (the “Change of Control Payment”), which amount is due within 60 days of the later of (i) the date of such Change of Control Termination; and (ii) the date of such Change of Control. If Mr. Ajjarapu’s employment terminates due to a Change of Control Termination within six (6) months prior to a Change of Control, it will be deemed to be “in anticipation of a Change of Control” for all purposes. In addition, in the event of a Change of Control, all of Mr. Ajjarapu’s equity-based compensation immediately vests to Mr. Ajjarapu and any outstanding stock options held by Mr. Ajjarapu can be exercised by Mr. Ajjarapu until the earlier of (A) one (1) year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances, provided that if Mr. Ajjarapu’s employment ends in anticipation of a Change of Control and such equity-based compensation awards or stock options have previously expired pursuant to their terms, the Company is required to pay Mr. Ajjarapu a lump sum payment, payable on the same date as the Change of Control Payment, equal to the black scholes value of the expired and unexercised equity compensation awards and stock options held by Mr. Ajjarapu on the date of termination, based on the value of such awards had they been exercisable through the end of their stated term and had not previously expired. “Change of Control” for the purposes of the agreement means: (a) any person obtaining beneficial ownership representing more than 50% of the total voting power represented by our then outstanding voting securities without the approval of not fewer than two-thirds of our Board of Directors; (b) a merger or consolidation of us whether or not approved by our Board of Directors, other than a merger or consolidation that would result in our voting securities immediately prior thereto continuing to represent at least 50% of the total voting power outstanding immediately after such merger or consolidation, (c) our stockholders approving a plan of complete liquidation or an agreement for the sale or disposition by us of all or substantially all of our assets, or (d) as a result of the election of members to our Board of Directors, a majority of the Board of Directors consists of persons who are not members of the Board of Directors on April 14, 2020, except in the event that such slate of directors is proposed by a committee of the Board or the Board; provided that if the definition of “Change of Control” in our Stock Incentive Plans or Equity Compensation Plans is more favorable than the definition above, then such definition shall be controlling.

If Mr. Ajjarapu’s employment is terminated pursuant to his death, disability, the end of the initial term (or any renewal term), without “good reason” by Mr. Ajjarapu, or by us for “cause”, Mr. Ajjarapu is entitled to all salary accrued through the termination date and no other benefits other than as required under the terms of employee benefit plans in which Mr. Ajjarapu was participating as of the termination date. Additionally, any unvested stock options or equity compensation held by Mr. Ajjarapu immediately terminate and are forfeited (unless otherwise provided in the applicable award) and any previously vested stock options (or if applicable equity compensation) are subject to the terms and conditions set forth in the applicable Stock Incentive Plan or Equity Compensation Plan, or award agreement, as such may describe the rights and obligations upon termination of employment of Mr. Ajjarapu.

If Mr. Ajjarapu’s employment is terminated by Mr. Ajjarapu for “good reason”, or by us without “cause”, Mr. Ajjarapu is entitled to continue to receive the salary due pursuant to the terms of the agreement at the rate in effect upon the termination date for eighteen (18) months, plus the pro rata amount of any discretionary bonus and performance bonus he would have been due for the following eighteen (18) months (with any metrics being extrapolated based on the last four (4) full prior quarters of the Company’s operations prior to termination). Additionally, unvested benefits (whether equity or cash benefits and bonuses) will vest immediately upon such termination and any outstanding stock options previously granted to Mr. Ajjarapu will vest immediately upon such termination and will be exercisable until the earlier of (A) one year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances. Mr. Ajjarapu is also to receive, if he elects, continued health insurance under COBRA, paid for by the Company, for eighteen (18) months following the termination date (subject to certain rights which reduce such obligation if Mr. Ajjarapu is covered by health insurance with a substantially similar level of insurance as prior to the termination).

The agreement contains standard assignment of inventions, indemnification and confidentiality provisions. Further, Mr. Ajjarapu is subject to non-solicitation covenants during the term of the agreement.

Although Mr. Ajjarapu will be prohibited from competing with us while he is employed with us, he will only be prohibited from competing for twelve months after his employment with us ends pursuant to the agreement.

* * * * * * * * *

The description of the options granted as discussed above under “2020 Equity Compensation Awards”, the restricted stock awarded as discussed above under “2020 Equity Compensation Awards” and “Independent Director Compensation Plan”, the employment agreement of Mr. Ajjarapu as discussed above under “Employment Agreement with Suren Ajjarapu”, and the restricted stock awarded to Mr. Ajjarapu as discussed above under “Employment Agreement with Suren Ajjarapu”, do not purport to be complete and are qualified in their entirety by reference to the form of Stock Option Agreement (April 2020 Grants to Employees) and the Plan, copies of which are attached hereto as Exhibits 10.2 and 10.1, respectively; the form of Restricted Stock Grant Agreement (Independent Directors 2020 Award; 2020 CFO Award and 2020 Legal Counsel) and the Plan, copies of which are attached hereto as Exhibits 10.3 and 10.1, respectively; the Executive Employment Agreement with Mr. Ajjarapu in the form of Exhibit 10.4 attached hereto; and the Restricted Stock Grant Agreement (Mr. Ajjarapu 2020 Performance Bonus) and the Plan, copies of which are attached hereto as Exhibits 10.5 and 10.1, respectively, each of which agreement/document is incorporated herein by reference.

Item 8.01 Other Events.

On April 9, 2020, the Board of Directors approved the following committee assignments of the members of the Board of Directors:

	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Suren Ajjarapu(1)
Prashant Patel
Donald G. Fell	X	M	C	C
Michael L. Peterson	X	C	M	M
Dr. Pamela Tenaerts	X	M	M	M

(1) Chairman of Board of Directors.

C - Chairman of Committee.

M - Member.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Trxade Group, Inc. 2019 Equity Incentive Plan (filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2019 and incorporated herein by reference)(File No. 000-55128)
10.2*	Form of Stock Option Agreement (April 2020 Grants to Employees) April 14, 2020
10.3*	Form of Restricted Stock Grant Agreement (Independent Directors 2020 Award, 2020 CFO Award and 2020 Legal Counsel) April 14, 2020
10.4*	April 14, 2020 Executive Employment Agreement with Suren Ajjarapu
10.5*	Restricted Stock Grant Agreement (Mr. Ajjarapu 2020 Performance Bonus) April 14, 2020

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRXADE GROUP, INC.

Date: April 16, 2020	By:	/s/ Suren Ajjarapu
	Name:	Suren Ajjarapu
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Trxade Group, Inc. 2019 Equity Incentive Plan (filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2019 and incorporated herein by reference)(File No. 000-55128)
10.2*	Form of Stock Option Agreement (April 2020 Grants to Employees) April 14, 2020
10.3*	Form of Restricted Stock Grant Agreement (Independent Directors 2020 Award, 2020 CFO Award and 2020 Legal Counsel) April 14, 2020
10.4*	April 14, 2020 Executive Employment Agreement with Suren Ajjarapu
10.5*	Restricted Stock Grant Agreement (Mr. Ajjarapu 2020 Performance Bonus) April 14, 2020

* Filed herewith.